Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form S-1 of our report dated October 14, 2020, relating to the consolidated financial statements of Hong Kong Wetouch Electronics Technology Limited as of and for the years ended December 31, 2019 and 2018, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission by Wetouch Technology Inc. on December 31, 2020.

/s/ B F Borgers CPA PC
Lakewood, Colorado

December 31, 2020